Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 3, 2026 relating to the financial statements of CBL & Associates Properties, Inc. and the effectiveness of CBL & Associates Properties, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia June 17, 2026